Goldman Sachs Trust Service Agreement
Date

RE:	Goldman Sachs Trust (the “Trust”)
Ladies and Gentlemen:
This Agreement is entered into by the financial institution or service provider executing this Agreement (the “Service Organization”) and Goldman Sachs Trust (the “Trust”), 71 South Wacker, Chicago, Illinois 60606. The Trust is an open-end management investment company that includes the Goldman Sachs Financial Square Funds, Goldman Sachs Fixed Income Funds, Goldman Sachs Domestic Equity Funds, Goldman Sachs International Equity Funds and Goldman Sachs Fund of Funds Portfolios (such Funds and Portfolios now or hereafter offered by the Trust are individually referred to herein as a “Fund” and, collectively, as the “Funds”). Shares or units of beneficial interest (the “Shares”) of each Fund may be divided into separate classes, including the Institutional Class (FST Shares), Select Class, the Preferred Class, the Capital Class, the Administration Class, the Service Class, the Premier Class, the Resource Class, and the Cash Management Class (individually referred to herein as a “Class” and, collectively, the “Classes”). Service Organization and the regulatory agencies that supervise Service Organization’s activities shall have reasonable access during normal business hours to such records of the Trust as are necessary or appropriate to verify that the Trust and its employees, agents and representatives are complying with the terms of the Agreement only as the records relate to the clients of the Service Organization. The Classes currently offered by the Funds are listed on Schedule A hereto.
You are willing to perform, and the Trust wishes to compensate you for performing, certain support services with respect to your customers investing in the Classes of the Funds that you have selected on Schedule A attached hereto (the “Services”). Accordingly, the Service Organization and the Trust agree as follows:
          1. Agreement to Provide Services. The Service Organization shall act directly or through an agent as nominee and record holder of Shares of one or more of the Classes for its customers, who are or may become the beneficial owners of such Shares (the “Customers”).
          With respect to Customers holding Shares of the Institutional Class (FST Shares), the Trust hereby engages the Service Organization, and the Service Organization hereby agrees to perform one or more of the following Services: (a) establish and maintain (or assist in establishing and maintaining) individual accounts and records with respect to those Institutional Shares of the Funds which the Service Organization directly or through an agent holds as nominee for the benefit of Institutional Customers; (b) process Institutional Customer orders to purchase, redeem and exchange Institutional Shares promptly and in accordance with the effective prospectus relating to such Institutional Shares; (c) assist in receiving and transmitting funds representing the purchase price or redemption proceeds of such Institutional Shares; (d) provide periodic statements to each Institutional Customer showing account balances and transactions during the relevant period; (e) disburse dividends and distributions declared on Shares of the Funds held in the name of the Service Organization by mailing checks or crediting Customer accounts in accordance with the election made by each Customer and issue related statements to Customers; (f) promptly mail to Customers reports and proxy statements issued by the Trust; (g) handle all tax withholding and remittances required by federal income tax laws with respect to Customer accounts, prepare and file with the Internal Revenue Service all required returns and statements and prepare and mail to each Customer all statements and reports concerning dividends and distributions to shareholders that are required by the Investment Company Act of 1940 (the “1940 Act”) or federal income tax laws; and (h) provide such statistical and other information as may be reasonably requested by Goldman Sachs or necessary for Goldman Sachs or the Funds to comply with applicable federal or state laws, including reports of sales of the Classes of the Funds in each state or other jurisdiction for purposes of complying with state securities or “Blue Sky” laws.
          With respect to Customers holding Shares of the Select Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform one or more of the following Services: (a) act directly or through an agent as record holder and nominee of Shares of such Class beneficially owned by the Customers; (b) establish and maintain, or assist in establishing and maintaining, individual accounts and records with respect to Shares of such Class owned by each Customer; (c) process and issue, or assist in processing and issuing, confirmations concerning Customer orders to purchase, redeem and exchange such Shares promptly and in accordance with the then effective prospectus for Shares of such Class; and (d) receive and transmit, or assist in receiving and transmitting, funds representing the purchase price or redemption proceeds of such Shares.
          With respect to Customers holding Shares of the Preferred Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform certain of the Services outlined in clauses (a) through (d) above, in addition to one or more of the following Services: (e) provide services to Customers intended to facilitate or improve their understanding of the benefits and risks of a Fund to Customers, including asset allocation and other industry services; (f) facilitate the inclusion of a Fund in accounts, products or services offered to Customers by or through the Service Organization, for example, retirement, asset allocation, bank trust, private banking, cash management or sweep accounts, programs or services; (g) facilitate electronic or computer trading and/or processing in a Fund or provide electronic, computer or other database information regarding a Fund to Customers; and (h) perform any other services which do not constitute “personal and account maintenance services” within the meaning of the applicable Financial Industry Regulatory Authority (“FINRA”) Rules.
          With respect to Customers holding Shares of the Capital Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform certain of the Services outlined in clauses (a) through (h) above, in addition to one or more of the following Services: (i) process, or assist in processing, dividend payments on behalf of Customers; (j) maintain appropriate records relating to its services; and (k) provide appropriate tax-related reporting and information.
          With respect to Customers holding Shares of the Administration Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform certain of the Services outlined in clauses (a) through (h) above.
          With respect to Customers holding Shares of the Premier Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform one or more of the following Services:
          (a) Personal and account maintenance services, including: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Fund; (ii) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (iii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (iv) responding to investor requests for prospectuses; (v) displaying and making prospectuses available on the Service Organization’s premises; and (vi) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Organization.
          (b) Administration services, including: (i) acting, or arranging for another party to act, as recordholder and nominee of all shares of the applicable Class beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Shares of the applicable Class owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Shares of the applicable Class promptly and in accordance with the then effective prospectus for Shares of such Class; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such Shares of the applicable Class; (v) providing services to Customers intended to facilitate or improve their understanding of the benefits and risks of a Fund; (vi) facilitating the inclusion of the Funds in accounts, products or services offered to Customers by or through the Service Organization, for example, retirement, asset allocation, bank trust, private banking, cash management or sweep accounts, programs or services; (vii) facilitating electronic or computer trading and/or processing in a Fund or providing electronic, computer or other database information regarding a Fund to Customers; (viii) developing, maintaining and supporting systems necessary to support accounts for Shares of the applicable Class owned by Customers; and (ix) performing any other services which do not constitute “personal and account maintenance services” within the meaning of applicable FINRA Rules.
          With respect to Customers holding Shares of the Service Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform one or more of the following Services:
          (a) Personal and account maintenance services, including: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Fund; (ii) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (iii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (iv) responding to investor requests for prospectuses; (v) displaying and making prospectuses available on the Service Organization’s premises; and (vi) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Organization.
          (b) Shareholder administration services, including: (i) acting or arranging for another party to act, as recordholder and nominee of all units of the applicable Class beneficially owned by Customers; (ii) establishing and maintaining, or assisting in establishing and maintaining, individual accounts and records with respect to Shares of the applicable Class owned by each Customer; (iii) receiving and transmitting, or assisting in receiving and transmitting, funds representing the purchase price or redemption proceeds of such Shares of the applicable Class; (iv) processing, or assisting in processing, confirmations concerning Customer orders to purchase, redeem and exchange Shares of the applicable Class promptly and in accordance with the then effective prospectus for Shares of such Class; (v) processing dividend payments on behalf of Customers; and (vi) performing other related services which do not constitute “any activity which is primarily intended to result in the sale of shares” within the meaning of Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) or “personal and account maintenance services” within the meaning of the applicable FINRA Rules.
          With respect to Customers holding Shares of the Resource Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform one or more of the following Services:

          (a) Personal and account maintenance services, including: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Fund; (ii) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (iii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (iv) responding to investor requests for prospectuses; (v) displaying and making prospectuses available on the Service Organization’s premises; and (vi) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Organization.
          (b) Administration services, including: (i) acting, or arranging for another party to act, as recordholder and nominee of all shares of the applicable Class beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Shares of the applicable Class owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Shares of the applicable Class promptly and in accordance with the then effective prospectus for Shares of such Class; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such Shares of the applicable Class; (v) providing services to Customers intended to facilitate or improve their understanding of the benefits and risks of a Fund; (vi) facilitating the inclusion of the Funds in accounts, products or services offered to Customers by or through the Service Organization, for example, retirement, asset allocation, bank trust, private banking, cash management or sweep accounts, programs or services; (vii) facilitating electronic or computer trading and/or processing in a Fund or providing electronic, computer or other database information regarding a Fund to Customers; (viii) developing, maintaining and supporting systems necessary to support accounts for Shares of the applicable Class owned by Customers; and (ix) performing any other services which do not constitute “personal and account maintenance services” within the meaning of applicable FINRA Rules.
          With respect to Customers holding Shares of the Cash Management Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform one or more of the following Services:
          (a) Personal and account maintenance services, including: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Fund; (ii) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (iii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (iv) responding to investor requests for prospectuses; (v) displaying and making prospectuses available on the Service Organization’s premises; and (vi) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Organization.
          (b) Administration services, including: (i) acting, or arranging for another party to act, as recordholder and nominee of all shares of the applicable Class beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Shares of the applicable Class owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Shares of the applicable Class promptly and in accordance with the then effective prospectus for Shares of such Class; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such Shares of the applicable Class; (v) providing services to Customers intended to facilitate or improve their understanding of the benefits and risks of a Fund; (vi) facilitating the inclusion of the Funds in accounts, products or services offered to Customers by or through the Service Organization, for example, retirement, asset allocation, bank trust, private banking, cash management or sweep accounts, programs or services; (vii) facilitating electronic or computer trading and/or processing in a Fund or providing electronic, computer or other database information regarding a Fund to Customers; (viii) developing, maintaining and supporting systems necessary to support accounts for Shares of the applicable Class owned by Customers; and (ix) performing any other services which do not constitute “personal and account maintenance services” within the meaning of applicable FINRA Rules.
          2. Expenses of the Service Organization. The Service Organization shall furnish such office space, equipment, facilities and personnel as is necessary to perform its duties hereunder. The Service Organization shall bear all costs incurred by it in performing such duties.
          3. Fees Payable to the Service Organization. For the Services provided and the expenses incurred by the Service Organization hereunder, the Trust on behalf of the Fund(s) will pay to the Service Organization a monthly fee equal on an annual basis to the percentage specified on Schedule A of the average daily net asset value of the Shares of the Select Class, the Preferred Class, the Capital Class, the Administration Class, the Service Class, the Premier Class, the Resource Class and the Cash Management Class, of such Funds of the Trust which are owned beneficially by Customers through the Service Organization during such period. However, with respect to Financial Square Funds, if the total fees to be accrued by any Fund on any day with respect to such Shares of the Fund exceed the net income, exclusive of such fees, to be accrued by the Fund on such Shares, the fee payable by the Fund to the Service Organization on such day will be reduced by an amount equal to the Service Organization’s proportionate share of such excess with respect to such Class, in order to avoid adversely affecting the net asset value per Share of that Class.
          4. Anti-Money Laundering. The Service Organization is in compliance with the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (“Patriot Act”), codified at 31 USC § 5311 et seq., and the regulations promulgated thereunder (together, the “BSA”). The Service Organization agrees that it will fully comply with such regulations and it further represents the following:
     (a) That it has implemented an anti-money laundering (“AML”) program consistent with the BSA, which includes, inter alia, a designated AML Compliance Officer, an independent audit function, and on-going employee training;
     (b) That it has implemented a Customer Identification Program (“CIP”), which complies with Section 326 of the Patriot Act and enables the Service Organization to form a reasonable belief that it knows the true identity of its Customers and includes policies, procedures, and controls to: (i) obtain information from and verify the identity of its Customers; (ii) maintain records of the information used to verify the identity of its Customers; (iii) determine whether any Customer appears on any U.S. government list of known or suspected terrorists or terrorist organizations; and (iv) provide its Customers with adequate notice that the Service Organization is requesting information to verify their identities;
     (c) That it has implemented policies, procedures, and controls to identify and report suspicious activity in accordance with the requirements of the BSA; and
     (d) That it has implemented policies, procedures, and controls to ensure compliance with the laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). Such policies, procedures, and controls include screening Customers on an ongoing basis against the Specially Designated Nationals and Blocked Persons List and the other lists of prohibited persons and sanctioned countries maintained by OFAC;

     Upon request, but not more than once per year, the Service Organization shall represent, warrant, and covenant to Depository Institution in writing that it remains in compliance with the BSA and the laws and regulations administered by OFAC.
          5. Representations and Warranties. The Service Organization hereby represents, warrants and covenants to the Trust:
(a)(i)	That it is an investment adviser as defined under Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); it is registered and in good standing, and will during the term of this Agreement remain in good standing, as an investment adviser with the United States Securities and Exchange Commission (the “Commission”) or with the securities commission of any state, territory or possession of the United States, and is in full compliance with the rules, regulations and policies of the aforesaid commissions, particularly those rules, regulations and policies governing capital requirements, financial reporting, bonding, fiduciary standards and supervisory concerns; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations (including Rule 206(4)-2 under the Advisers Act and rules or regulations of any self-regulatory organization); or

(ii)	That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); that it is registered and in good standing, and will during the term of this Agreement remain in good standing (A) as a broker-dealer with the Commission pursuant to Section 15 of the Exchange Act and with the securities commission of any state, territory or possession of the United States and (B) as a member of the FINRA (f/k/a NASD) and/or any stock exchange or other self-regulatory organization in which the Service Organization’s membership is necessary for the conduct of its business under this Agreement, and is in full compliance with the rules, regulations and policies of the aforesaid commissions and organizations, particularly those rules, regulations and policies governing capital requirements, financial reporting, bonding, fiduciary standards and supervisory concerns; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations (including the net capital and customer protection rules of the Commission and the rules or regulations of the FINRA or any self-regulatory organization or any so-called “restriction” letter with the FINRA); or

(iii)	That it is a depository institution (A) organized, chartered or holding an authorization certificate under the laws of a state or of the United States, which authorizes the Service Organization to receive deposits, including a savings, share, certificate or deposit account, and which is regulated, supervised and examined for the protection of depositors by an official or agency of a state or the United States and is insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, or (B) is a trust company or other institution that is authorized by federal or state law to exercise fiduciary powers of a type a national bank is permitted to exercise under the authority of the United States Office of the Comptroller of the Currency, and is regulated, supervised and examined by an official or agency of a state or the United States; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations or require its registration as a broker or dealer under federal or state law.

(b)	That it is a corporation, association or partnership duly organized, validly existing, and in good standing under the laws of the state of its organization;

(c)	That entering into and performing its obligations under this Agreement does not and will not violate (i) its charter or by-laws; or (ii) any agreements to which it is a party;
(d)	If the Service Organization is a depository institution or a broker or dealer, in processing Customer orders to purchase, redeem and exchange Shares, (i) it shall act solely for the account of its Customer; (ii) the Customer will have full beneficial ownership of any Shares purchased upon its authorization and order; and (iii) under no circumstances will any transactions be for the account of the Service Organization. Under no circumstances will the Service Organization make any oral or written representations to the contrary;

(e)	With respect to the purchase, redemption or exchange of Fund Shares for Customer accounts with respect to which the Service Organization is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Organization is a fiduciary or party in interest, the Service Organization represents that the purchase, redemption or exchange of such Shares, and the Service Organization’s receipt of the relevant fee described in Section 5 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements;

(f)	It will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Goldman, Sachs & Co., which requirement shall survive the term of this Agreement; and

(g)	It will not, without written consent of the Trust in each instance, use in advertising, publicity, administering and servicing the Funds or otherwise the name of the Trust, Goldman, Sachs & Co., or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof (the “Mark”) of the Trust, Goldman, Sachs & Co. or their affiliates. Service Organization acknowledges that Goldman Sachs owns all right, title and interest in and to the Mark and the registration thereof. Upon termination of this Agreement, the Service Organization or its successor, (to the extent and as soon as it lawfully can), will cease the use of the Mark.

(h)	You covenant and agree that you will only offer or sell Shares of the Funds to “U.S. persons” and that all offering or other solicitation activities in which you engage shall be conducted by you or any of your agents solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended. In addition, you covenant and agree that you shall have received and shall maintain duly executed and completed Internal Revenue Service Form W-9’s for each one of your customers and shall update such Form W-9’s as may be required by law.

          6. Performance of Duties. In performing its duties hereunder, the Service Organization will act in conformity with the Trust’s instructions, the terms of its Customer agreement, the then effective prospectuses and statements of additional information for the relevant Classes of Funds selected on Schedule A, the 1940 Act and all other applicable federal and state laws, regulations and rulings and the constitution, by-laws and rules of any applicable self-regulatory organization. The Service Organization will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Goldman, Sachs & Co. or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Organization or any Customer of the Service Organization concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Organization will perform its duties hereunder in a manner consistent with the customs and practices of other institutions that provide similar services.
          7. Responsibilities of the Service Organization. The Service Organization agrees that neither the Trust nor its agents shall have any responsibility or liability to review any purchase, exchange or redemption request which is presented by the Service Organization (A) to determine whether such request is genuine or authorized by the Customer of the Service Organization; or (B) to determine the suitability of the selected Class or Fund for such Customer. The Trust and its agents shall be entitled to rely conclusively on any purchase, exchange or redemption request communicated to it by the Service Organization, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Organization or any Customer resulting from a failure of the Service Organization to transmit any such request, or from any errors contained in any request. Any such failure or error shall be the responsibility of the Service Organization. In addition, the Service Organization shall have exclusive responsibility for the operation of any cash sweep or other investment or cash management program established by it for its Customers, including the provision of all electronic data processing facilities as are necessary for any such program and the proper transmission of appropriate instructions and funds to the Trust in connection therewith. The Trust and the Service Organization agree that the procedures for the purchase, exchange and redemption of Shares, including all relevant time and notification requirements, specified in the then-effective prospectuses of the relevant Class, shall govern the purchase, exchange and redemption of Shares for the accounts of the Service Organization’s Customers under the Agreement, including the purchase, exchange and redemption of Shares pursuant to any such program.
          8. Termination. This Agreement shall continue in effect until June 30 of the year following the date first set forth above, and shall continue in effect from year to year thereafter only if it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the relevant Select Plan, Preferred Administration Plan, Capital Administration Plan, Administration Plans, Service Plans and Shareholder Administration Plans (on behalf of the Service Class), Service Plan and Administration Plan (on behalf of the Premier Class), Service Plan (on behalf of the Resource Shares), Service Plan (on behalf of the Cash Management Class of the Financial Square Tax-Exempt California Fund and the Financial Square Tax-Exempt New York Fund), Cash Management Shares Service Plan (on behalf of all other Financial Square Funds that offer Cash Management Shares) and/or Distribution Plans, this Agreement or any related agreements (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, on not less than 60 days’ notice to the Service Organization and without the payment of any penalty, by vote of a majority of the Independent Trustees or, with respect to any Class of any Fund, by vote of a majority of the outstanding voting securities of that Class of the Fund. This Agreement may also be terminated by the Service Organization at any time on 60 days’ notice to the Trust and will terminate automatically in the event of its assignment. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. The terms “majority of the outstanding voting securities” and “assignment” shall have the meanings given to them in the 1940 Act. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth above.
          9. Indemnification. The Trust agrees to indemnify the Service Organization and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Service Organization from and against any losses, claims, damages, expenses (including reasonable fees and expenses of counsel) or liabilities (“Damages”) to which the Service Organization or such person may become subject in so far as such Damages arise out of the failure of the Trust or its employees or agents to comply with the Trust’s obligations under this Agreement or any other agreement between the Trust and the Service Organization relating to the performance of Services hereunder (a “Covered Agreement”). The Service Organization agrees to indemnify the Trust, the Funds, their agents and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) any of them from and against any Damages to which any of them may become subject in so far as such Damages arise out of the purchase, redemption, transfer or registration of Shares by the Service Organization’s Customers, any request related thereto communicated by the Service Organization or its employees or agents, or the failure of the Service Organization or its employees, agents or Customers to comply with the Service Organization’s obligations under a Covered Agreement. Notwithstanding the foregoing, neither the Trust nor the Service Organization shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreements shall be in addition to any liability the Trust or the Service Organization may otherwise have, and shall survive the termination of this Agreement.
          10. No Association or Agency. The Service Organization shall be deemed to be an independent contractor and not an agent of the Trust for all purposes hereunder and shall have no authority to act for or represent the Trust. In addition, no officer or employee of the Service Organization shall be deemed to be an employee or agent of the Trust or Goldman Sachs Asset Management (“GSAM”), nor will be subject, in any respect, to the supervision of GSAM or any affiliate thereof.
          11. Obligations Not Binding on Trustees. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and its assets. No Class or Fund of the Trust shall be liable for the obligations of any other Class or Fund hereunder.
          12. Applicable Law. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the State of New York (except with respect to Section 11, which will be governed by the laws of the State of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
          13. Important Information. In accordance with government regulations, financial institutions are required to obtain, verify, and record information that identifies each person or entity that opens an account. When the Service Organization opens an account, the Trust will ask for your name, address, identification number and other information that will allow us to identify the customer. The Trust may also ask to see government-issued identifying documents.

Very truly yours,

GOLDMAN SACHS TRUST

By:

(Authorized Officer)

Accepted and agreed to as of the date first above written:

[NAME OF INSTITUTION]

By:

(Authorized Signature)

Printed name of person signing

Title of person signing

Street Address

City State Zip

Fax No.

Telephone No.

Email Address	Address for contact, if different from above

Firm Taxpayer Identification No.	Operations Contact

Marketing Contact	Compliance Officer

Prospectus and Financial Reports Contact	Email	Telephone No.

SCHEDULE A
GOLDMAN SACHS TRUST FUNDS
Please indicate (✓) the appropriate Classes of Funds for which this Agreement applies:
Financial Square Funds:

☐	Institutional Class:	0.00%

☐	Select Class:	0.03%

☐	Preferred Class:	0.10%

☐	Capital Class:	0.15%

☐	Administration Class:	0.25	%*

☐	Premier Class:	0.35%		(0.10% FINRA personal and account maintenance fee, plus 0.25% Non-FINRA Administration Fee)

☐	Service Class:	0.50	%**, †	(0.25% FINRA personal and account maintenance fee, plus 0.25% Non-FINRA Shareholder Administration Fee)

☐	Resource Class:	0.50%		(of which the FINRA personal and account maintenance fee may not exceed 0.25%)

☐	Cash Management Class:	0.50%		(of which the FINRA personal and account maintenance fee may not exceed 0.25%)

Fixed Income Funds:

☐	Administration Class:	0.25	%***

☐	Service Class:	0.50%		(0.25% FINRA personal and account maintenance fee, plus 0.25% Non-FINRA Shareholder Administration Fee)

Domestic and International Equity Funds:

☐	Service Class:	0.50%		(0.25% FINRA personal and account maintenance fee, plus 0.25% Non-FINRA Shareholder Administration Fee)

Fund of Funds Portfolios:

☐	Service Class:	0.50%		(0.25% FINRA personal and account maintenance fee, plus 0.25% Non-FINRA Shareholder Administration Fee)

*	For the Financial Square Tax-Exempt California and Financial Square Tax-Exempt New York Funds only, Service Organizations will be entitled to a fee at the annualized rate of 0.15%.

**	For the Financial Square Tax-Exempt California and Financial Square Tax-Exempt New York Funds only, Service Organizations will be entitled to a fee at the annualized rate of 0.40% (0.25% FINRA personal and account maintenance fee, plus 0.15% Non-FINRA Shareholder Administration Fee).

†	A Service Organization that acts, or arranges for another party to act, as recordholder and nominee with respect to shares of this Class beneficially owned by its Customers but does not provide the other services described in Section 1 of this Agreement will not be entitled to this fee. [Service Organization hereby acknowledges that it does NOT provide such services and, as a result, is NOT entitled to and shall not receive the fee described above.][Note: Inclusion of this sentence varies based on the relationship with the intermediary.]

***	Goldman Sachs Enhanced Income Fund only.

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